Exhibit 10.15

TERRAN ORBITAL CORPORATION

RESTRICTED STOCK UNITS AGREEMENT (Retention RSUs)

(U.S. Participants)

Terran Orbital Corporation, a Delaware corporation (the “Company”), has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (Retention RSUs) (this “Agreement”) is attached an Award (as defined in the Plan) consisting of Restricted Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Amended and Restated Terran Orbital Corporation 2014 Equity Incentive Plan, as amended (the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, and the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.
Definitions and Construction.
a.
Definitions. Capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan unless otherwise defined herein or as follows:
i.
“Acquiror Incentive Equity Plan” means the “Acquiror Incentive Equity Plan” as defined in the Merger Agreement.
ii.
“Acquiror Shareholders” means the “Acquiror Shareholders” as defined in the Merger Agreement.
iii.
“Administrator” shall mean “Administrator” as defined in the Plan prior to the Closing Date and the “Committee” as defined in the Acquirior Incentive Equity Plan on and after the Closing Date.
iv.
“Change in Control” means “Change in Control” as defined in the Acquiror Incentive Equity Plan.
v.
“Cause” shall mean “Cause” as defined in the Acquiror Incentive Equity Plan.
vi.
“Closing Date” means the “Closing Date” as defined in the Merger Agreement.
vii.
“Incentive Period” means the period beginning on the Closing Date and ending on and including the Expiration Date.
viii.
“Last Reported Closing Price” means the “Last Reported Closing Price” as defined in the Merger Agreement.

ix.
“Merger Agreement” means that that certain Agreement and Plan of Merger, dated October 28, 2021 (as may be amended, supplemented or otherwise modified from time to time), by and among Tailwind Two Acquisition Corp., a Cayman Islands Exempted Company, Titan Merger Sub, Inc., a Delaware corporation and Terran Orbital Corporation, a Delaware corporation.
x.
“Service Recipient” shall mean “Service Recipient” as defined in the Acquiror Incentive Equity Plan.
xi.
“Units” mean the Restricted Stock Units granted pursuant to the Award, as adjusted from time to time pursuant to the Plan prior to the Closing Date and Acquiror Incentive Equity Plan on and following the Closing Date.
b.
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.
Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Administrator. All such determinations by the Administrator shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Administrator in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any person designated by the Board as an officer of the Company (an “Officer”) shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.
The Award.
a.
Grant of Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Units set forth in and defined in the Grant Notice. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) Share.
b.
No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or Shares issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to the Company, a Parent or Subsidiary (each, as defined in the Plan) or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company, a Parent or Subsidiary or for its benefit having a value not less than the par value of the Shares issued upon settlement of the Units.
c.
Termination of the Award. The Award shall terminate upon the first to occur of (a) the termination of the Merger Agreement in accordance with its terms prior to the Closing Date, (b) prior to the Closing Date, on the date of termination of the Participant’s employment, (c) on and following the Closing Date, to the extent unvested (after taking into account the Change in Control provisions set forth in the Grant Notice) on the date of the termination of the Participant’s employment by the Service Recipient for any reason, (d) the Expiration Date (as defined in the Grant Notice), or (e) the final settlement of all Units that vest and become non-forfeitable pursuant to the terms and conditions of the Grant Notice in accordance with Section 5.
4.
Vesting of Units; Termination of Employment.
a.
Normal Vesting. Units acquired pursuant to this Agreement shall vest and become non-forfeitable as provided in the Grant Notice.
b.
Termination of Employment Generally. Except as set forth in 4.3 or 4.4 of this Agreement, (x) prior to the Closing Date, if the Participant’s employment terminates for any reason or no reason or (y) on or following the Closing Date, in the event of a termination of Participant’s employment for any or no reason, in each case, the Participant shall automatically forfeit to the Company any Units pursuant to the Award which remain unvested as of the date of the termination of the Participant’s employment.
c.
Termination of Employment for Cause. In the event of the termination of the Participant’s employment by the Service Recipient for Cause, the Participant shall automatically forfeit to the Company any Units, whether vested or unvested, immediately upon the date of Termination.
d.
Termination of Employment following a Change in Control without Cause or due to death or Disability. In the event of the termination of the Participant’s employment by the Service Recipient without Cause or by reason of the Participant’s death or Disability, in each case, following a Change in Control, then any unvested Units subject to the Award shall vest, if at all, pursuant to the Change in Control provisions set forth in the Grant Notice.
5.
Settlement of the Award.
a.
Issuance of Shares. Subject to the provisions of Section 6.3, the Company shall issue one (1) Share to the Participant within thirty (30) days of the applicable Vesting Date with respect to each Unit that vests and becomes non-forfeitable on such date (such date of settlement, an “Original Settlement Date”); provided, however, that if the tax withholding obligations of the Company, a Parent or Subsidiary, if any, will not be satisfied by the share withholding method described in Section 6.3 and the Original Settlement Date would occur on a date on which a sale by the Participant of the Shares to be issued in settlement of the Units that vested and became non-forfeitable would violate any written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors,

Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities, as in effect from time to time, (the “Trading Compliance Policy”), then the Settlement Date for such vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event, shall be on or before the fifteenth (15th) day of the third calendar month following calendar year of the Original Settlement Date. Shares issued in settlement of Units shall not be subject to any restriction on transfer other than any such restrictions set forth in the Grant Notice or as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.
b.
Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all Shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, if applicable, a certificate for the Shares acquired by the Participant may be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
c.
Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
d.
Fractional Shares. The Company shall not be required to issue fractional Shares upon the settlement of the Award.
6.
Tax Withholding.
a.
In General. At the time the Grant Notice is executed, or at any time thereafter as requested by the Company, a Parent or Subsidiary, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company, a Parent or Subsidiary, if any, which arise in connection with the Award, the vesting of Units or the issuance of Shares in settlement thereof. The Company shall have no obligation to deliver Shares until the tax withholding obligations of the Company, a Parent or Subsidiary have been satisfied by the Participant.

b.
Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Company’s, a Parent’s or Subsidiary’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.
c.
Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Company’s, a Parent’s or Subsidiary’s tax withholding obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, equal to such tax withholding obligations. Any determination by the Company with respect to whether to permit the withholding of Shares to satisfy the tax withholding obligation shall be made by the Administrator if the Participant is subject to Section 16 of the Exchange Act.
7.
Effect of Change in Control.

In the event of a Change in Control, the Award shall be subject to and treated as set forth in the Acquiror Incentive Equity Plan and any applicable provisions of the Grant Notice.

8.
Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions or other restrictions (such as transfer restrictions) on all certificates or book entries representing Shares issued pursuant to the Units under this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

9.
Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in compensation that constitutes nonqualified deferred compensation within the meaning of Section 409A (“Section 409A Deferred Compensation”) shall comply in all respects with the applicable requirements of Section 409A of the Code (“Section 409A”) (including applicable regulations or other administrative guidance thereunder, as determined by the Administrator in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance. In connection with effecting compliance with or an exemption from Section 409A, the following shall apply:

a.
Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the termination of the Participant’s employment which constitutes Section 409A Deferred Compensation shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”). Furthermore, to the extent that the

Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no Section 409A Deferred Compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh (7th) month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
b.
Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.
c.
Installment Payments. It is the intent that any right of Participant to receive installment payments (within the meaning of Section 409A) with respect to the Units subject to this Agreement shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
d.
Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with or be exempt from the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, a Parent or Subsidiary and each of their respective directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.
e.
Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.
10.
Miscellaneous Provisions.
a.
Termination or Amendment. The Plan or this Agreement may be amended or terminated prior to the Closing Date pursuant to the terms of Section 4 or Section 17 of the Plan, following the Closing Date pursuant to the terms of Section 3 of the Acquiror Incentive Equity Plan, or as otherwise permitted under this Agreement; provided, however, that except as provided in Section 7 of this Agreement or, following the Closing Date, Section 10 of the Acquiror Incentive Equity Plan, no such termination or amendment may have a materially adverse effect on the

Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.
b.
Nontransferability of the Award. Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
c.
Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
d.
Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
e.
Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, a Parent or Subsidiary, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
i.
Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.
ii.
Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 10.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 10.5(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 10.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 10.5(a).
f.
Integrated Agreement. The Grant Notice, this Agreement, the Plan and, following the Closing Date, the Acquiror Equity Incentive Plan shall constitute the entire understanding and agreement of the Participant and the Company, a Parent or Subsidiary with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company, a Parent or Subsidiary with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement, the Plan and, following the Closing Date, the Acquiror Equity Incentive Plan shall survive any settlement of the Award and shall remain in full force and effect.
g.
Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
h.
Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.